Exhibit 8.1

Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109	T: 617.570.1000 F: 617.523.1231 goodwinprocter.com

April 24, 2013

Boston Private Financial Holdings, Inc.

Ten Post Office Square

Boston, MA 02109

Re:	Material U.S. Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as counsel for Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), in connection with the offering and sale by the Company of 2,000,000 depositary shares (the “Depositary Shares”), each representing 1/40th of a share of 6.95% Non-Cumulative Perpetual Preferred Stock, Series D, $1.00 par value per share, pursuant to a registration statement on Form S-3 (No. 333-185896) (the “Registration Statement”), as filed prior to the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The prospectus that was included in the Registration Statement has been supplemented by the prospectus supplement (the “Prospectus Supplement”) dated April 17, 2013, relating to the offering and sale of the Depositary Shares.

This opinion letter addresses the accuracy of certain matters discussed in the Prospectus Supplement under the heading “Material U.S. Federal Income Tax Considerations.”

In rendering the following opinion, we have reviewed and relied upon the information set forth in the Registration Statement, the Prospectus Supplement, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. Unless facts material to the opinion expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the Registration Statement, the Prospectus Supplement, and other information provided by the Company. For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, and (vi) the accuracy and completeness of all records made available to us.

Boston Private Financial Holdings, Inc.

April 24, 2013

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the statements set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus Supplement, insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.

We express no opinion other than the opinion expressly set forth herein. Our opinion is not binding on the Internal Revenue Service. The Internal Revenue Service may disagree with and challenge our conclusions, and a court could sustain such a challenge. Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all as in effect as of the date of this opinion letter. Changes in applicable law could cause the federal income tax treatment of the Depositary Shares to differ materially and adversely from the treatment described above and render the tax discussion in the Prospectus Supplement incorrect or incomplete.

We are rendering this opinion letter to you in connection with the offering and sale of the Depositary Shares pursuant to the Registration Statement and Prospectus Supplement, and this opinion letter may not be relied upon by any other person or for any other purpose without our prior written consent. This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law.

We hereby consent to the inclusion of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP